Exhibit 99.1

FOR IMMEDIATE RELEASE

Safety Shot Completes Acquisition of Yerbae Brands Corp.

SCOTTSDALE, Ariz. – (Globe Newswire) – June 27, 2025 –Yerbaé Brands Corp. (TSX-V: YERB.U; OTCQX: YERBF) (“Yerbaé”), a plant-based energy beverage company, and Safety Shot, Inc. (Nasdaq: SHOT) (“SHOT”, “Safety Shot”, or the “Company”), a wellness and dietary supplement company, are pleased to announce the successful completion of the previously announced business combination pursuant to which Safety Shot has acquired all of the issued and outstanding commons shares of Yerbae (the “Yerbae Shares”) pursuant to a court-approved plan of arrangement (the “Transaction”).

Transaction Overview

Pursuant to the terms of an arrangement agreement dated January 7, 2025 between Safety Shot and Yerbae (the “Arrangement Agreement”), at the effective time of the arrangement (the “Effective Time”), all of the Yerbae Shares then issued and outstanding immediately prior to the Effective Time (including the Yerbaé Shares issued on the settlement of all of the performance share units and restricted share units of Yerbaé, which were settled immediately prior to the Effective Time) were acquired by Safety Shot in consideration for an aggregate of 19,881,948 shares of common stock (each, a “SHOT Share”) of Safety Shot. Upon closing of the Transaction, SHOT shareholders now own approximately 81.64% and former holders of the Yerbaé Shares own approximately 18.36% of Safety Shot.

The Transaction was effected by way of a plan of arrangement (the “Plan of Arrangement”) pursuant to the Business Corporations Act (British Columbia). Under the terms of the Arrangement Agreement, SHOT acquired all of the issued and outstanding Yerbaé Shares, with each holder of Yerbaé Shares receiving 0.2918 of a SHOT Share for each Yerbaé Share held. For more information regarding the details of the Transaction, including the treatment of Yerbae’s outstanding performance share units, restricted share units, warrants, debentures and stock options, please refer to Yerbae’s Form 8-K dated January 8, 2025, as filed on Edgar on January 8, 2025. Effective June 30, 2025, the Yerbae Shares will be delisted from the TSX Venture Exchange and OTCQX.

Yerbae shareholders who hold physical share certificates or DRS Statements must submit a Letter of Transmittal to Safety Shot’s transfer agent, ClearTrust, LLC, to receive their Shot Shares. A copy of the Letter of Transmittal can be obtained from ClearTrust LLC, 16540 Pointe Village Dr., Ste 210, Lutz, FL 33558, Attn: Exchange Dept, (813) 235-4490, inbox@cleartrusttransfer.com.

For Yerbae shareholders who hold their shares in book-entry form or in a brokerage account, the exchange is automatic and no additional action is required.

About Safety Shot, Inc.

Safety Shot, Inc., a wellness and dietary supplement company, has developed Sure Shot, the first patented wellness product on Earth that lowers blood alcohol content by supporting its metabolism, while boosting clarity, energy, and overall mood. Sure Shot is available for purchase online at www.sureshot.com, www.walmart.com and Amazon. The Company is introducing business-to-business sales of Sure Shot to distributors, retailers, restaurants, and bars throughout 2025.

Yerbaé Brands Corp.

Yerbaé Brands Corp., (TSXV: YERB.U; OTCQX: YERBF) makes great-tasting energy beverages with yerba mate and other premium, plant-based ingredients. All Yerbaé energy beverages are zero calorie, zero sugar, non-GMO, vegan, kosher, keto-friendly, paleo-approved, gluten-free and diabetic-friendly. Founded in Scottsdale, AZ in 2017, Yerbaé seeks to disrupt the energy beverage marketplace by offering a no-compromise energy solution, with input and support from its recently announced Yerbaé Advisory Board, Sports and Entertainment. Find us @DrinkYerbae on Instagram, Facebook, Twitter/X and TikTok, or online at https://yerbae.com. For more information regarding Yerbaé’s financial results, refer to Yerbaé’s annual audited financial statements for the fiscal year ended December 31, 2024 and Yerbaé’s interim unaudited financial statements for the three months ended March 31, 2025, which are filed on SEDAR+ at www.sedarplus.ca under Yerbaé’s profile.

Advisors

Maxim Group LLC served as the exclusive financial advisor to Safety Shot in connection with the merger. Cozen O’Connor LLP served as legal counsel to Yerbaé and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. served as legal counsel to Safety Shot in connection with the merger.

On Behalf of the Board of Directors of Yerbaé Brands Corp.

“Todd Gibson”

Todd Gibson, Chief Executive Officer and Co-Founder

Yerbaé Contact Information:

For investors, investors@yerbae.com or 480,471.8391

To reach CEO Todd Gibson, todd@yerbae.com or 480.471.8391

Safety Shot Contact Information:

Investor Relations

Phone: 561-244-7100

Email: investors@drinksafetyshot.com

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of applicable securities laws with respect to the proposed Transaction and business combination between SHOT and Yerbaé. All statements other than statements of historical facts contained in this press release, including statements regarding the Transaction and closing thereof and the delisting of the Yerbaé Shares from the TSX Venture Exchange and OCTQX, are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, but not limited to, the following risks relating to the proposed business combination: the inability to maintain the listing of SHOT ordinary shares on Nasdaq following the completion of the Transaction; the ability to recognize the anticipated benefits of the Transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth economically and hire and retain key employees; costs related to the business combination; changes in applicable laws or regulations; the possibility that Yerbaé or SHOT may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties to be identified in the proxy statement relating to the Transaction, including those under “Risk Factors” therein, and in other filings with the SEC made by SHOT or Yerbaé, as applicable. Moreover, each of Yerbaé and SHOT operate in very competitive and rapidly changing environments. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond Yerbaé’s and SHOT’s control, readers should not rely on these forward-looking statements as predictions of future events. Forward-looking statements speak only as of the date they are made. Neither Yerbaé nor SHOT give any assurance that either Yerbaé or SHOT will achieve its expectations as stated herein. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, Yerbaé and SHOT assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.